Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Impax Laboratories, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-158259, 333-168584, 333-189360, 333-213677, 333-218357 and 333-220213) on Form S-8 of Impax Laboratories, Inc. of our reports dated March 1, 2018, with respect to the consolidated balance sheets of Impax Laboratories, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive (loss) income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes, the related financial statement schedule (collectively, the "Consolidated Financial Statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Impax Laboratories, Inc.

/s/ KPMG LLP
Philadelphia, Pennsylvania
March 1, 2018